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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/x/	Preliminary Proxy Statement
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/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Chicago Pizza and Brewery, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHICAGO PIZZA & BREWERY, INC.
16162 Beach Boulevard, Suite 100
Huntington Beach, California 92647

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held July 18, 2001

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Chicago Pizza & Brewery Inc., a California corporation (the "Company"), will be held at the Company's "BJ's Restaurant & Brewhouse" located at 16060 Beach Boulevard, Huntington Beach, California 92647, at 10:00 a.m., Pacific Time, for the following purposes:

      (1) The election of seven directors of the Company until the next annual meeting of shareholders;

      (2) The approval of the issuance of options exercisable for up to 330,679 shares of Common Stock to each of Paul Motenko and Jeremiah Hennessy, the Co-Chief Executive Officers of the Company, at an exercise price of $2.75 per share;

      (3) The approval of the issuance and sale of up to 3.2 million shares of Common Stock to BJ Chicago LLC at a purchase price of $2.50 per share at any time on or prior to August 15, 2001;

      (4) Ratification of the appointment of PricewaterhouseCoopers LLC as the Company's independent accountants for fiscal 2001; and

      (5) The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The close of business on June 11, 2001, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. For a period of at least ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder during ordinary business hours at the Company's corporate headquarters located at 16162 Beach Boulevard, Suite 100, Huntington Beach, California 92647.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

                      By Order of the Board of Directors,

                      PAUL A. MOTENKO
                      Co-Chief Executive Officer

CHICAGO PIZZA & BREWERY, INC.
16162 Beach Boulevard, Suite 100
Huntington Beach, California 92647
(714) 848-3747

PROXY STATEMENT

Approximate date proxy material first
sent to shareholders: June 25, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

    The following information is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Chicago Pizza & Brewery, Inc. (the "Company") in connection with the Annual Meeting of Shareholders of the Company (the "Annual Meeting") and adjournments thereof to be held on July 18, 2001 at the Company's "BJ's Restaurant & Brewhouse" located at 16060 Beach Boulevard, Huntington Beach, California 92647, at 10:00 a.m., Pacific Time for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

SOLICITATION AND REVOCATION OF PROXIES

    A form of proxy is being furnished herewith by the Company to each shareholder and in each case is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. The costs of such solicitation is not expected to exceed $5,000. Directors, officers and regular administrative employees of the Company may solicit proxies personally, by telephone or telegraph but will not be separately compensated for such solicitation services.

    Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted FOR the election of all seven of the nominee-directors specified herein, FOR the issuance of options to purchase up to 330,679 shares of the Company's Common Stock at a price of $2.75 per share to each of the Company's Co-Chief Executive Officers, FOR the issuance and sale to BJ Chicago, LLC of up to 3.2 million shares of the Company's Common Stock at $2.50 per share on or before August 15, 2001 and FOR the ratification of the selection of PricewaterhouseCoopers L.L.P. as the Company's independent public accountants for fiscal year 2001, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

    Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Annual Meeting and to vote in person.

    Under the Company's bylaws and California law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposals to approve the issuance of options exercisable for up to 330,679 shares of Common Stock at a price of $2.75 per share to each of the Co-Chief Executive Officers of the Company, to approve the issuance and sale to BJ Chicago LLC of up to 3.2 million shares of Common Stock at a price of $2.50 per share on or before August 15, 2001, and to ratify the selection of PricewaterhouseCoopers L.L.P., will have no effect on the vote for such proposal except to the extent the number of shares not voted causes the number of shares voted in favor of the proposal not to equal or exceed a majority of the shares present or represented and entitled to vote at the Annual Meeting (in which case such proposal would not be approved).

SHAREHOLDERS' VOTING RIGHTS

    Only holders of record of the Company's Common Stock, no par value ("Common Stock"), at the close of business on June 11, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 8,458,321 shares of Common Stock outstanding, with one vote per share.

    With respect to election of directors, assuming a quorum is present, the seven candidates receiving the highest number of votes are elected. See "Nomination and Election of Directors." To approve the issuance of options exercisable for up to 330,679 shares of Common Stock at a price of $2.75 per share to each of the Co-Chief Executive Officers of the Company, to approve the issuance and sale to BJ Chicago LLC of up to 3.2 million shares of Common Stock at a price of $2.50 per share on or before August 15, 2001, and to ratify the appointment of PricewaterhouseCoopers L.L.P., assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of the Common Stock.

STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (a) each director of the Company, (b) each executive officer identified in the Summary Compensation Table, (c) all executive officers and directors of the Company as a group and (d) each person known by the Company to be the beneficial owner of

5% or more of the outstanding shares of Common Stock. Ownership of less than 1% is indicated by an asterisk.

	Shares Beneficially Owned(1)
Name and Address(2)	Number of Shares(3)		Percentage Of Class(3)
BJ Chicago LLC 2200 W. Valley Blvd. Alhambra, Ca. 91803	8,058,058	(4)	69.12%
The Jacmar Companies William H. Tilley 2200 W. Valley Blvd. Alhambra, Ca. 91803	8,058,058	(4)	69.12%
Golden Resorts, Inc. Jerry G. Brassfield 718 University Ave, Suite 211 Los Gatos, Ca. 95030	6,067,858	(5)	52.05
Norton Herrick 2295 Corporate Blvd., Northwest Boca Raton, FL 33431	515,000	(6)	5.74%
Paul A. Motenko	680,357	(7)	7.74%
Jeremiah J. Hennessy	661,357	(8)	7.52%
Ernest T. Klinger	-0-	(9)	0.00%
Barry J. Grumman	70,000	(10)	* %
Stanley B. Schneider	160,000	(11)	1.86%
Alexander M. Puchner	100,000	(12)	1.17%
R.Dean Gerrie	75,000	(13)	* %
James A. Dal Pozzo	7,270,558	(14)	62.30%
Shann M. Brassfield	6,080,358	(15)	52.10%
Steven C. Leonard	12,500	(16)	* %
All directors and executive officers as a group (10 persons)	9,042,272		71.02%

(1)
Except for the shares owned by BJ Chicago, LLC (which are shown in the table as owned by BJ Chicago, LLC and also attributed to the ownership of The Jacmar Companies, Golden Resorts, Inc., James A. Dal Pozzo and Shann M. Brassfield), the persons named in the table, to the Company's knowledge, have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder. BJ Chicago LLC is owned 50% by The Jacmar Companies and 50% by Golden Resorts, and those entities share voting and investment power with respect to all shares of Common Stock owned by BJ Chicago, LLC.

(2)
The address of the officers and directors of the Company is at the Company's principal executive offices at 16162 Beach Boulevard, Suite 100, Huntington Beach, California 92647.

(3)
Shares of Common Stock which a person had the right to acquire within 60 days are deemed outstanding in calculating the percentage ownership of the person, but not deemed outstanding as to any other person. Does not include shares issuable upon exercise of any warrants or options issued by the Company which are not exercisable within 60 days from the date hereof.

(4)
Consists of 2,867,858 shares held of record by BJ Chicago, LLC and 1,190,200 shares held of record by The Jacmar Companies, 800,000 shares held by William H. Tilley and an option for BJ Chicago LLC to purchase up to 3,200,000 shares of Common Stock at $2.50 per share on or before August 15, 2001 and is subject to approval of the shareholders of the Company at the Annual Meeting and the receipt of a favorable fairness opinion which was issued by Houlihan Smith & Company Inc. on April 16, 2001. BJ Chicago, LLC is owned and controlled by The Jacmar Companies and Golden Resorts, Inc. The Jacmar Companies is controlled by William H. Tilley whose address is the same as that of the Jacmar Companies. Golden Resorts, Inc. is controlled by Jerry G. Brassfield whose address is the same as that of Golden Resorts, Inc. See "Certain Relationships and Related Transactions."

(5)
Consists of 2,867,858 shares held of record by BJ Chicago and an option for BJ Chicago LLC to purchase up to 3,200,000 shares of Common Stock at $2.50 per share on or before August 15, 2001 and is subject to approval of the shareholders of the Company at the Annual Meeting and the receipt of a favorable fairness opinion which was issued by Houlihan Smith & Company Inc. on April 16, 2001. BJ Chicago, LLC is owned and controlled by The Jacmar Companies and Golden Resorts, Inc. Golden Resorts, Inc. is controlled by Jerry G. Brassfield whose address is the same as that of Golden Resorts, Inc. See "Certain Relationships and Related Transactions."

(6)
Consists of 515,000 Special Warrants held by Norton Herrick, exercisable for $5.35 per share and expiring on April 8, 2002. See "Certain Relationships and Related Transactions."

(7)
Consists of 349,678 shares of Common Stock and options exercisable for up to 330,679 shares of Common Stock to be issued to Mr. Motenko pursuant to the terms of his employment agreement and subject to the approval of shareholders at the Annual Meeting. See "Executive Compensation and Other Matters".

(8)
Consists of 330,678 shares of Common Stock and options exercisable for up to 330,679 shares of Common Stock to be issued to Mr. Hennessy pursuant to the terms of his employment agreement and subject to the approval of shareholders at the Annual Meeting. See "Executive Compensation and Other Matters".

(9)
Mr. Klinger resigned from the Company on December 26, 2000 and consequently his options expired unexercised on March 26, 2001 pursuant to the terms of the Company's Stock Option Plan.

(10)
Consists of 5,000 shares of Common Stock which are held in a Professional Corporation Money Purchase Plan of which Mr. Grumman is the beneficiary and 65,000 shares of Common Stock purchasable upon exercise of options.

(11)
Consists of 25,000 shares of Common Stock and 70,000 warrants of which Mr. Schneider is the beneficial owner and 65,000 shares of Common Stock purchasable upon exercise of options.

(12)
Consists of 100,000 shares of Common Stock purchasable upon exercise of options.

(13)
Consists of 75,000 shares of Common Stock purchasable upon exercise of options.

(14)
Consists of 2,867,858 shares held of record by BJ Chicago, LLC, 1,190,200 shares held of record by The Jacmar Companies, 12,500 shares of Common Stock purchasable upon exercise of options and an option for BJ Chicago LLC to purchase up to 3,200,000 shares of Common Stock at $2.50 per share on or before August 15, 2001, subject to approval of the shareholders of the Company at the Annual Meeting and the receipt of a favorable fairness opinion which was issued by Houlihan Smith & Company Inc. on April 16, 2001. Mr. Dal Pozzo is an executive officer and director of The Jacmar Companies, which owns 50% of BJ Chicago LLC.

(15)
Consists of 2,867,858 shares held of record by BJ Chicago, LLC, 12,500 shares of Common Stock purchasable upon exercise of options and an option for BJ Chicago LLC to purchase up to 3,200,000 shares of Common Stock at $2.50 per share on or before August 15, 2001, subject to approval of the shareholders of the Company at the Annual Meeting and the receipt of a favorable fairness opinion which was issued by Houlihan Smith & Company Inc. on April 16, 2001. Mr. Brassfield is an executive officer and director of Golden Resorts, Inc., which owns 50% of BJ Chicago LLC.

(16)
Consists of 12,500 shares of Common Stock purchasable upon exercise of options.

NOMINATION AND ELECTION OF DIRECTORS

(PROPOSAL NO. 1 ON PROXY CARD)

    The Company's directors are to be elected at each annual meeting of shareholders. At this Annual Meeting, seven directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at this Annual Meeting set forth in the table below are all recommended by and all currently serve as members of the Board of Directors of the Company. In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

    The seven nominee-directors receiving the highest number of votes cast at the Annual Meeting will be elected as the Company's directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

    The following table sets forth certain information concerning the nominees for election as directors:

Nominee	Principal Occupation	Age
Paul A. Motenko	Chairman of the Board, Co-Chief Executive Officer, Vice President and Secretary of the Company	46
Jeremiah J. Hennessy	Director, Co-Chief Executive Officer and Chief Operating Officer of the Company	42
Barry J. Grumman	Senior Partner in the Law Offices Barry Jon Grumman	50
Stanley B. Schneider	Managing Partner of Gursey, Schneider & Co., LLP	65
James A. Dal Pozzo	President of The Jacmar Companies	42
Shann M. Brassfield	President of Golden Resorts, Inc.	32
Steven C. Leonard	Investment Advisor for Pacifica Capital Investments, LLC	46

    PAUL A. MOTENKO has been Chairman of the Board, Co-Chief Executive Officer, Vice President and Secretary of the Company since January 2001. Previously, since its inception in 1991, he was the Chief Executive Officer, Co-Chairman of the Board, Vice President and Secretary of the Company. He is also Chairman of the Board and Secretary of Chicago Pizza Northwest, Inc., a Washington corporation and wholly owned subsidiary of the Company ("CPNI"). He is a certified public accountant and was a founding partner in the firm Motenko, Bachtelle & Hennessy from 1980 to 1991. In this capacity, Mr. Motenko provided accounting and consulting services to several restaurant companies, including BJ's Chicago Pizzeria. From 1976 to 1980, Mr. Motenko was employed as an accountant and consultant for several accounting firms, including Kenneth Leventhal and Company and Peat, Marwick, Main. Mr. Motenko graduated with high honors from the University of Illinois in 1976 with a Bachelor of Science in accounting.

    JEREMIAH J. HENNESSY has been Co-Chief Executive Officer, Chief Operating Officer and a Director of the Company since January 2001. Previously, since its inception in 1991, he was the President, Chief Operating Officer and a Director of the Company. During 1997 he was appointed the Chief Financial Officer of the Company. He is also Chief Executive Officer and a Director of CPNI. Mr. Hennessy is a certified public accountant and was a partner in the firm Motenko, Bachtelle & Hennessy from 1988 to 1991. His public accounting practice involved extensive work for food service and restaurant clientele. He served as a controller for a large Southern California construction company and has extensive background in construction and development. Mr. Hennessy has also worked in various aspects of the restaurant industry for Marie Callendar's and Knott's Berry Farm. Mr. Hennessy graduated Magna Cum Laude from National University in 1983 with a Bachelor of Science in accounting.

    BARRY J. GRUMMAN was named a Director of the Company in November 1994. Mr. Grumman has been the Senior Partner in the Law Offices of Barry Jon Grumman, a Newport Beach, California law firm specializing in civil litigation, since 1977. Mr. Grumman also has extensive experience as an investor in private companies and has invested in companies which have gone public.

    STANLEY B. SCHNEIDER has been a Director of the Company since August 7, 1996. Mr. Schneider is a certified public accountant and founding member of Gursey, Schneider & Co. LLP, an independent public accounting firm founded in 1964 that specializes in general accounting services, litigation support, audits, tax consulting and compliance as well as business management and management advisory services. Mr. Schneider serves as a director of Perceptronics, Inc., a Los Angeles, California based technology firm; Jerry's Famous Deli, Inc., a Los Angeles-based restaurant company, the Autry Museum of Western Heritage and P.A.T.H., an organization dedicated to helping the homeless in Los Angeles. Mr. Schneider obtained a Bachelor of Science in accounting from the University of California at Los Angeles in 1958.

    JAMES A. DAL POZZO has been a Director of the Company since January 26, 2001. Mr. Dal Pozzo has served as the President of the Jacmar Companies since 1993. He was the company's Chief Financial Officer and Treasurer from 1987 to 1992. Mr. Dal Pozzo also is President of Pacific Ventures, Ltd., a company with restaurant operations in Guam and in Southern California. Mr. Dal Pozzo serves as a director of The Jacmar Companies, and Pacific Ventures, Ltd. He also serves as a trustee or board member for a number of private family foundations, trusts and advisory boards. Mr. Dal Pozzo is a graduate, magna cum laude, from the University of Southern California where he was named to the honorary business society, Beta Alpha Psi. Mr. Dal Pozzo is a Certified Public Accountant and was with Peat Marwick from 1981 - 1987, where he specialized in restaurant, distribution, retail and manufacturing industries. Mr. Dal Pozzo served as the Chief Financial Officer of the Ojai Ranch and Investment Company in 1992.

    SHANN M. BRASSFIELD has been a Director of the Company since January 26, 2001. Mr. Brassfield has been President of Golden Resorts, Inc., an investment and real estate company, since January 1997, where he currently manages all aspects of investing in real estate, operating businesses and securities. Previously, from 1991 through 1997, he was the Vice-President of Pacific Summit Development, Inc., an international real estate development company. Mr. Brassfield also has extensive experience in the business of owning and operating restaurants and bars. Mr. Brassfield graduated from San Jose State University in 1991 with a Bachelor of Science in Business Administration-Management.

    STEVEN C.LEONARD has been a Director of the Company since June 6, 2001. Mr. Leonard is a registered and licensed investment advisor for Pacifica Capital LLC, an advisory management company, which he founded in 1998. He has been a licensed real estate broker in California and Colorado. In the 1980's, Mr. Leonard, with two partners, formed Pacifica Holding Company of California, a commercial real estate management and development company, which acquired and developed properties for a group of private investors. In 1990, Pacifica Holding Company of Colorado, a company which engages in commercial real estate management, was formed and it acquired a real estate portfolio which grew to become the largest in Colorado. Since 1993, he has served as President of PHCC. Mr. Leonard has served on the Board of Directors of the National Association of Industrial and Office Parks(Colorado) and was honored by NAIOP as Owner of the Year in 1996 and Developer of the Year in 1997 (Colorado). He has served on the board of directors of Colorado Gaming and Entertainment, a public gaming company doing business exclusively in Colorado, and currently serves as a founding stockholder and board member of First American State Bank, a Colorado based privately held community bank. He is founder of Brokers For Battered Kids, a charitable organization, which has raised almost two million for children in the Denver area. Mr. Leonard was raised in Los Angeles, California, graduating cum laude from the University of California at Los Angeles in 1977 with a Bachelor of Arts Degree, majoring in Economics.

    The terms of all directors will expire at the next annual meeting of shareholders or when their successors are elected and qualified. The Board of Directors may fill interim vacancies of directors. Each officer is elected by, and serves at the discretion of, the Board of Directors, subject to the terms of any employment agreement. The Company agreed to grant to the representative of the underwriters (the "Representative") of the Company's initial public offering which closed October 15, 1996 (the "Offering"), for a period of five years following the Offering, the right to nominate from time to time one individual to be a director of the Company or to have an individual selected by the Representative attend all meetings of the Board of Directors of the Company as a non-voting advisor. As of the Record Date, the Representative has waived its right to nominate a director.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

    The following table sets forth certain information concerning the executive officers of the Company and certain significant employees.

Name	Age	Position
Paul A. Motenko	46	Chairman of the Board, Co-Chief Executive Officer, Vice President and Secretary
Jeremiah J. Hennessy	42	Co-Chief Executive Officer, Chief Operating Officer & Director
R. Dean Gerrie	49	Senior Vice President Design & Development
William T. Junginger	53	Chief Financial Officer
Alexander M. Puchner	40	Senior Vice President of Brewing Operations
Salvador A. Navarro	46	Vice President of Food and Beverage
Alan S. Rodomsky	53	Vice President of Restaurant Operations
Ramon David	50	President of Chicago Pizza Northwest, Inc.
Robert DeLiema	52	Vice President of Marketing & Communications

    For information regarding the business background of each of Mr. Motenko and Mr. Hennessy, see "Nomination and Election of Directors" above.

    R. DEAN GERRIE has served as Senior Vice President of Design and Development since January 1997. Previously, Mr. Gerrie served as President/Creative Director with Guzman Gerrie Advertising from 1980 to 1989 and as principal of Dean Gerrie Design, a corporate identity and marketing consultancy, from 1989 to 1997. Mr. Gerrie studied economics/business administration at the University of California, Berkeley, design at California State University, Long Beach and taught as an adjunct professor at the Southern California Institute of the Arts from 1994 to 1997.

    WILLIAM T. JUNGINGER, the Chief Financial Officer for the Company, joined the Company as part of the Pietro's acquisition in 1996 as Corporate Controller. Mr. Junginger previously had served as a Chief Financial Officer for a publicly-held entertainment company, which included a chain of movie theaters and film and concessions distribution companies, with operations in several Northwest states. Immediately prior to joining the Company, he was a Principal and Project Manager with a financial and systems consulting firm working primarily with early-stage development companies. Mr. Junginger is a CPA and was employed by Deloitte & Touche early in his career. He has a BA in Economics from the University of Iowa, an MBA in Accounting and Finance from Golden Gate University and an MS in Information Systems from Seattle Pacific University.

    ALEXANDER M. PUCHNER is Senior Vice President of Brewing Operations for the Company, having been appointed to such position in January 1996. From 1994 to 1995, Mr. Puchner served as brewmaster for Laguna Beach Brewing Co. and from 1993 to 1994 as brewmaster for the Huntington Beach Beer Co. From 1988 to 1993, Mr. Puchner served as Product Manager for Aviva Sports/Mattel Inc. and Marketing Research Manager for Mattel Inc. Mr. Puchner was awarded a silver medal in the Strong Ale category at the 1996 Great American Beer Festival for BJ's Jeremiah Red Ale. That was followed by a bronze medal in the American Pale Ale category in 1998 for BJ's Piranha Pale Ale. Most recently, two of BJ's specialty beers earned bronze medals at the 2000 Great American Beer

Festival. Other awards for BJ's beers include: silver medals at both the 1998 and 2000 World Beer Cup and First Place awards at the California State Fair in both 1997 and 1998. Mr. Puchner has also earned over 40 awards as a homebrewer, including in 1991 and 1992 at the National Homebrew Competition. Mr. Puchner has been a nationally certified beer judge since 1990. Mr. Puchner received a Bachelor of Arts from Cornell University in 1983 and a Master of Business Administration degree from the University of Chicago in June 1986.

    SALVADOR A. NAVARRO has served as the Vice President of Food and Beverage for the Company since 1995. He brings to his position more than 20 years of experience in the food and beverage industry. Before joining Chicago Pizza & Brewery, Mr. Navarro was Central Operations Manager for Knott's Berry Farm in Buena Park, CA. Prior to that, he spent 14 years as Director of Food and Beverage for Southwest Foods, Inc.'s Claim Jumper Restaurants. Mr. Navarro was instrumental in the expansion of BJ's menu.

    ALAN S. RODOMSKY, Vice President of Restaurant Operations, came to the Company in 1998 with more than 21 years of experience in the restaurant industry. Before joining the Company, Mr. Rodomsky was general manager for the 10,000 square foot Champps Americana restaurant and sports bar in Irvine, California. There he oversaw a staff of 175 employees and 10 managers producing annual sales of more than $5.5 million. Mr. Rodomsky also has supervised 75 restaurants and 3 district managers as a Regional Manager for Subway restaurants, was a district manager for the casual dining Olga's Kitchen chain and began his career with Marriott's Roy Rogers concept. Mr. Rodomsky holds a Bachelor of Arts Degree from Northland College and has completed graduate work from the University of Miami.

    RAMON DAVID came to the Company in 1996 after 30 years of service with Pietro's Corporation, former owner and operator of Pietro's restaurants. The Company bought the Pietro's chain in 1996. Mr. David is the current President of Chicago Pizza Northwest, Inc., a Washington corporation and wholly owned subsidiary of the Company. He also serves as The Company's Director of Human Resources, the same post he held with Pietro's. Mr. David has a Bachelor's Degree from the University of Oregon and is certified as a senior professional in human resources.

    ROBERT DELIEMA, Vice President of Marketing and Communications. Rob DeLiema began his career with BJ's in 1995 as Director of Regional Operations and Marketing. Prior to that, he was an independent contractor for several years, developing local store marketing materials for the Company. After serving as general manager of BJ's flagship unit in Brea from August 1997 to August 1998, he was promoted to his current position as Vice President of Marketing and Communications. Mr. DeLiema has a Bachelor's Degree from the University of California at Santa Barbara.

INFORMATION CONCERNING THE BOARD OF DIRECTORS
AND CERTAIN COMMITTEES THEREOF

    The business of the Company's Board of Directors is conducted through full meetings of the Board, as well as through meetings of its committees. There were six meetings of the Board of Directors of the Company during the last fiscal year of the Company. Each of the directors of the Company, attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director.

    The Company maintains an Audit Committee which reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the Company's independent public accountants. The Audit Committee consisted of Stanley Schneider and Allyn Burroughs during most of the year 2000. On December 20, 2000, Mr. Burroughs resigned from the Board and the Audit Committee, and Mr. Barry Grumman was subsequently appointed to the Audit Committee. Recently Mr. Leonard was appointed to the Audit Committee increasing the committee to three independent board members as required under NASDAQ Marketplace Rules. Mr. Schneider is the Chairman of the

Audit Committee. The Audit Committee held two meetings during the last fiscal year. See "Report of the Audit Committee" for a further description of the functions performed by the Audit Committee.

    The Company does not maintain a separate Compensation Committee. The Board of Directors determines executive compensation policies, administers compensation plans, reviews programs and policies and monitors the performance and compensation of certain officers and other employees. The Company does maintain a Stock Option Committee that administers and determines appropriate awards under the Company's 1996 Stock Option Plan. The Stock Option Committee consisted of Mark James and Barry Grumman during most of the year 2000. On December 20, 2000, Mr. James resigned from the Board and the Stock Option Committee, and subsequently Mr. Dal Pozzo and Mr.Brassfield were appointed to the Stock Option Committee. Mr. Grumman is the Chairman of the Stock Option Committee. The Stock Option Committee held no separate meetings during the last fiscal year.

    The Board of Directors does not have a Nominating Committee.

COMPENSATION OF BOARD OF DIRECTORS

    The Company pays each non-employee director an annual fee of $1,000, plus $750 per board meeting attended in person, $400 per telephonic board meeting over 30 minutes, $200 per telephonic board meeting under 30 minutes, $500 per committee meeting in person, $300 per telephonic committee meeting over 30 minutes, and $100 per telephonic committee meeting under 30 minutes. In addition, the Company grants annual stock options to purchase 10,000 shares of Common Stock to its non-employee directors for each year of service. The exercise price of such options is the fair market value of the Company's Common Stock on the date of grant.

REPORT OF AUDIT COMMITTEE

    The Audit Committee assists the Board in overseeing and monitoring the Company's financial reporting practices. The Audit Committee has adopted a written charter, a copy of which is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are independent (as such term is defined in Rule 4200(a)(14)) of the National Association of Securities Dealers' listing standards, which are applicable to the Company as a result of the listing of its Common Stock on the Nasdaq SmallCap Market.

    As part of its review process, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. In addition, the Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers that firm's independence from the Company.

    Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                      The Audit Committee

                      Stanley Schneider
                      Barry Grumman

EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

    The following table sets forth information concerning compensation for the three fiscal years ended December 31, 2000, 1999 and 1998 of the Co-Chief Executive Officers and each of the other executive officers of the Company whose salary and bonus compensation was at least $100,000 in the fiscal years ended December 31, 2000, 1999, and 1998.

Summary Compensation Table

Annual Compensation
Name and Principal Position(1)	Year	Salary		Bonus		Other Annual Compensation			Stock option Grants
Paul A. Motenko Co-Chief Executive Officer, Vice President, Secretary and Chairman of the Board	2000 1999 1998	$ $ $	150,000 145,715 141,900	$ $ $	35,000 25,000 25,000	$ $ $	11,385 10,148 10,955	(3) (4) (5)	-0- -0- -0-
Jeremiah J. Hennessy Co-Chief Executive Officer, Chief Operating Officer and Director	2000 1999 1998	$ $ $	150,000 145,715 141,900	$ $ $	35,000 25,000 25,000	$ $ $	11,523 10,092 11,569	(6) (7) (8)	-0- -0- -0-
Ernest T. Klinger(2) President, Chief Financial Officer and Co-Chairman of the Board	2000 1999 1998	$ $ $	150,000 73,447 -0-	$ $ $	35,000 13,288 -0-	$ $ $	35,244 14,963 -0-	(9) (10)	-0- 400,000 10,000
R. Dean Gerrie Senior Vice President	2000 1999 1998	$ $ $	132,500 132,069 125,000	$ $ $	-0- 10,000 -0-	$ $ $	13,269 11,552 13,056	(11) (12) (13)	-0- -0- 75,000
Alexander M. Puchner Senior Vice President	2000 1999 1998	$ $ $	100,000 92,500 80,000	$ $ $	9,987 9,158 10,713	$ $ $	8,304 6,960 5,508	(14) (15) (16)	-0- -0- 25,000

(1)
No other executive officer received salary and bonuses in excess of $100,000 in 1998, 1999 0r 2000.

(2)
Mr. Klinger resigned from the Company effective December 26, 2000. See "Certain Relationships and Related Transactions"

(3)
The amount shown is the estimated value of perquisites and other personal benefits, including health insurance ($6,780) and life insurance/disability insurance (approximately $4,605).

(4)
The amount shown above is the estimated value of perquisites and other personal benefits, including health insurance (approximately $5,424)and life insurance/disability insurance (approximately $4,724).

(5)
The amount shown above is the estimated value of perquisites and other personal benefits, including health insurance (approximately $7,056) and life insurance (approximately $3899).

(6)
The amount shown is the estimated value of perquisites and other personal benefits, including health insurance ($6,780) and life/disability insurance (approximately $4,743).

(7)
The amount shown above is the estimated value of perquisites and other personal benefits including health insurance (approximately $5,424), and life insurance/disability insurance (approximately $4,668).

(8)
The amount shown above is the estimated value of perquisites and other personal benefits including health insurance (approximately $7,056) and life insurance (approximately $4,513).

(9)
The amount shown above is the estimated value of perquisites and other personal benefits including health insurance (approximately $16,723), and life insurance (approximately $6,521) and auto allowance (approximately $12,000).

(10)
The amount shown above is the estimated value of perquisites and other personal benefits including health insurance (approximately $5,540), and life insurance (approximately $3,423) and auto allowance (approximately $6,000).

(11)
The amount shown is the estimated value of perquisites and other personal benefits, including health insurance (approximately $7,269) and auto allowance (approximately $6,000).

(12)
The amount shown is the estimated value of perquisites and other personal benefits, including health insurance (approximately $5,552) and auto allowance (approximately $6,000).

(13)
The amount shown above is the estimated value of perquisites and other personal benefits, including health insurance (approximately $7,056) and auto allowance (approximately $6,000).

(14)
The amount shown is the estimated value of perquisites and other personal benefits, including health insurance (approximately $4,704) and auto allowance (approximately $3,600).

(15)
The amount shown is the estimated value of perquisites and other personal benefits, including health insurance (approximately $4,560) and auto allowance (approximately $2,400).

(16)
The amount shown above is the estimated value of perquisites and other personal benefits, including health insurance (approximately $4,308) and auto allowance (approximately $1,200).

OPTION GRANTS DURING 2000

    There were no stock options granted during the year 2000 to the officers named in the Summary Compensation Table.

OPTION EXERCISES IN FISCAL 2000 AND YEAR-END OPTION VALUES

    The following table sets forth information concerning stock options which were exercised during, or held at the end of, 2000 by the officers named in the Summary Compensation Table:

Option Exercises and Year-End Value Table

			Number of Unexercised Options at Fiscal Year End				Value of Unexercised In-the-Money Options at Fiscal Year End(1)
	Shares Acquired On Exercise
Name		Value Realized
			Exercisable		Unexercisable		Exercisable	Unexercisable
Paul A. Motenko	-0-	-0-	-0-		-0-		-0-	-0-
Jeremiah J. Hennessy	-0-	-0-	-0-		-0-		-0-	-0-
Ernest T. Klinger	-0-	-0-	328,333	(2)	106,667	(2)	$401,100	$123,200
R. Dean Gerrie	-0-	-0-	50,000		25,000		$57,750	$28,875
Alexander M. Puchner	-0-	-0-	91,667		8,333		$96,500	$9,625

(1)
Common Stock valued at $3.03 per share, the last reported sales price of the Company's Common Stock on December 31, 2000.

(2)
Mr. Klinger's options expired unexercised on March 26, 2001.

EMPLOYMENT AGREEMENTS

    Under the employment agreements of the Company with Paul Motenko and Jeremiah Hennessy dated March 25, 1996, and with Ernest Klinger dated June 21, 1999, the change in control provisions of those agreements were triggered in November 2000 as a result of the acquisition of more than 15% of the Company's outstanding Common Stock by The Jacmar Companies. Each of those employment agreements provided that the executive had the right to terminate his contract and receive compensation in accordance with the terms of the contract for its remaining term. Paul Motenko and Jeremiah Hennessy advised the Board that they were willing to waive their right to terminate their agreements upon approval by the Board of certain modifications to their employment agreements. These modifications included: (1) an increase in annual base salary from approximately $150,000 per year to $225,000 per year, (2) an extension of the agreements to December 31, 2006, and (3) a grant of options for 330,679 shares of Common Stock at an exercise price of $2.75, subject to approval of the shareholders of the Corporation or, if the shareholders did not approve the option, an increase in base salary by an additional $170,000 per year.

    An Independent Committee of the Board of Directors approved the modifications to the employment agreements requested by Paul Motenko and Jeremiah Hennessy, and the Company entered into identical revised six-year term employment agreements with each of them (sometimes referred to herein as the "Executives"), effective as of January 1, 2001. Except for the three modifications described above, the new employment agreements of Paul Motenko and Jeremiah Hennessy are substantially identical to their prior employment agreements and to the employment agreement of the Company with Ernest Klinger which terminated in December 2000.

    Pursuant to such agreements, the Executives are each entitled to receive annual cash compensation of $225,000, subject to escalation annually in accordance with the Consumer Price Index (the "CPI"). In addition, the employment agreements entitle each of the Executives to receive two annual bonuses based on the Company's financial performance, one for attainment of specified earnings before interest, amortization, depreciation and income taxes ("EBITDA"), and one for attainment of specified pre-tax income.

    The EBITDA bonus entitles each Executive to receive the following amounts if the following EBITDA amounts are attained for each fiscal year during the term of their respective employment agreements:

EBITDA	Cumulative Cash Bonus
$2,000,000	$25,000
$3,000,000	$35,000
$6,000,000	$80,000
$9,000,000	$150,000

    Based on the above bonus formula, for the year ended December 31, 2000, each of Paul Motenko, Jeremiah Hennessy and Ernest Klinger earned a cash bonus of $35,000 based on the Company's EBITDA for the year 2000 of approximately $3,018,000.

    The pre-tax income bonus provision of the employment agreements would entitle each Executive to receive the following amounts if the following pre-tax income amounts (as determined by the Company's independent public accountants in accordance with GAAP) are attained for each fiscal year during the term of the employment agreements, commencing with the fiscal year ending December 31, 2001.

Pre Income	Cumulative Cash Bonus
$4,147,200	$25,000
$8,294,400	$75,000
$16,588,800	$150,000

    The pre-tax income levels required to receive each bonus level for each fiscal year following the 2001 fiscal year are increased by 20% per year.

    For the year ended December 31, 2000, none of Paul Motenko, Jeremiah Hennessy or Ernest Klinger earned a pre-tax income bonus.

    Each of the Executive's are each entitled to certain other fringe benefits including use of a Company automobile or automobile allowance, life insurance coverage, disability insurance, family health insurance and the right to participate in the Company's customary executive benefit plans.

    The employment agreements further provide that following the voluntary or involuntary termination of their employment by the Company, each Executive is entitled to two demand registration rights with respect to the Common Stock held by or issuable to him. Upon the occurrence of any Termination Event(as hereinafter defined), the Company may terminate the employment agreements. If such termination occurs, the Executive will be entitled to receive all amounts payable by the Company under his employment agreement to the date of termination. If Company terminates the employment agreement for a reason other than the occurrence of a Termination Event or if the Executive terminates the employment agreement because of a breach by the Company of its obligations thereunder or for Good Reason (as hereinafter defined), the Executive, will be entitled to receive any and all payments and benefits which would have been due to him from the Company up to and including December 31, 2006 or any extension thereof had his employment not been terminated.

    "Termination Event" means any of the following: (i) the willful and continued failure by the Executive to substantially perform his duties under the Employment Agreement (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the Executive has not substantially performed his duties; (ii) the Executive being convicted of a crime constituting a felony; (iii) the Executive intentionally committing acts or failing to act, either of which involves willful malfeasance with the intent to maliciously harm the business of the Company; (iv) the Executive's willful violation of the confidentiality provisions under the Employment Agreement; or (v) death or physical or mental disability which results in the inability of the Executive to perform the required services for an aggregate of 180 calendar days during any period of 12 consecutive months. No act, or failure to act, on the Executive's part shall be considered "willful" unless intentionally done, or intentionally omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Termination Event shall not have been deemed to have occurred unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive conducted, or failed to conduct, himself in a manner set forth above in clauses (i)-(iv), and specifying the particulars thereof in detail.

    For purposes of the Employment Agreement, "Good Reason" shall mean (i) any removal of the Executive from, or any failure to re-elect the Executive to his current office except in connection with termination of the Executive's employment for disability; provided, however, that any removal of the

Executive from, or any failure to re-elect the Executive to his current office (except in connection with termination of the Executive's employment for disability) shall not diminish or reduce the obligations of the Company to the Executive under the employment agreement; (ii) a reduction of ten percent (10%) or more in the Executive's then current base salary; (iii) any failure by the Company to comply with any of its obligations to the Executive under the employment agreement; (iv) for any reason within 120 days following a Change of Control (as defined in the employment agreement); or (v) the failure of the Company to obtain the assumption of the employment agreement by any successor to the Company, as provided in the employment agreement.

    On December 26, 2000, the Company's former President, Ernest T. Klinger, voluntarily terminated his employment agreement with the Company under the change in control provisions of his employment agreement, which were substantially identical to those described above with respect to the employment agreements of Paul Motenko and Jeremiah Hennessy. Under Mr. Klinger's employment agreement, he now has certain rights to receive compensation equal to the amount of compensation to which he would have been entitled under his agreement for its remaining term. The Company has recorded an accrual at December 31, 2000 for amounts due under the employment agreement, and the Company intends to pay such amounts as they become due.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended December 31, 2000, the Board of Directors of the Company determined compensation for the executive officers of the Company as the Board does not maintain a separate Compensation Committee. Messrs. Paul Motenko and Jeremiah Hennessy were executive officers and were on the Board of Directors in 1996 when the prior Employment Agreements between the Company and each of them were approved. In December 2000, when the change in control provisions of their Employment Agreements were triggered by the acquisition of Common Stock of the Company by The Jacmar Companies, the Board of Directors appointed an Independent Committee of the Board, consisting of Stanley Schneider and Barry Grumman, to review and approve new Employment Agreements with Paul Motenko and Jeremiah Hennessy. The new Employment Agreements were approved by the Independent Committee of the Board in December 2000.

    Certain of the members of the Company's Board of Directors or their affiliates have entered into transactions or arrangements with the Company during the past fiscal year which transactions and arrangements are described in "Certain Relationships and Related Transactions" below.

REPORT OF THE BOARD OF DIRECTORS AS TO COMPENSATION

    The Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9) of Regulation S-K.

    The Board of Directors, as a whole, reviews the performance of the Company's officers and key employees. In such capacity, the Board administers the executive compensation plans, reviews programs and policies, and monitors the performance and compensation of executive officers and other key employees, except for Mr. Motenko, Mr. Hennessy and Mr. Klinger, whose compensation is established under Employment Agreements described elsewhere in this Proxy Statement. See "Executive Compensation and Other Matters—Employment Agreements." The Company's Option Committee makes recommendations regarding option grants to executive officers and other employees pursuant to the Company's 1996 Stock Option Plan.

    As to executives and other key employees, other than Messrs. Motenko and Hennessy, the Board establishes compensation designed to achieve an overall level of compensation which is competitive with other companies in the restaurant industry in each geographical area in which the Company operates.

    The Company's compensation program consists of three main components: base salary, bonus and long term incentives in the form of stock options. The bonus and long-term incentives constitute the "at risk" portion of the compensation program. In general, compensation is determined based upon individual performance, responsibility and achievement in light of the Company's goals and expectations.

    In general, the Board of Directors generally adheres to compensation policies that are designed to (i) attract and retain individuals with outstanding ability, (ii) motivate and reward such individuals for outstanding performance, (iii) create a portion of the total compensation that is based on the performance of the Company as well as of the individual employee and (iv) within the foregoing basic parameters, compensate employees in the middle to the top of the range of compensation offered by comparable companies.

    As described above, the Board compensates its co-Chief Executive Officers pursuant to Employment Agreements previously approved by the Board of Directors, as modified and extended with respect to Paul Motenko and Jeremiah Hennessy pursuant to new Employment Agreements effective as of January 1, 2001. Such Employment Agreements provide for basic compensation as well as the possibility of significant additional bonus compensation based upon formulas specifically tied to performance criteria for the Company. The Board of Directors determined that the Company's EBITDA for the year 2000 was approximately $3,018,000, and that based on the contractual bonus formula for EBITDA, each of Paul Motenko, Jeremiah Hennessy and Ernest Klinger earned a cash bonus of $35,000 for the year ended December 31, 2000.

                      Respectfully submitted,

                      Board of Directors

                      Paul A. Motenko
                      Jeremiah J. Hennessy
                      Barry J. Grumman
                      Stanley B. Schneider
                      James A. Dal Pozzo
                      Shann M. Brassfield
                      Steven C. Leonard

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total shareholder return on Common Stock against the cumulative return of the Standard & Poor 500 Stock Index and the Media General Restaurant Group Index for the period since the Company had its Initial Public Stock Offering on October 8, 1996. The graph assumes that $100 was invested at inception in the Common Stock and in each of the indices that all dividends were reinvested.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CHICAGO PIZZA & BREWERY,
S&P MARKET INDEX AND MG GROUP INDEX

ASSUMES $100 INVESTED ON OCT. 9, 1996
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and certain other officers, directors and holders of 5% or more of the shares of Common Stock of the Company have engaged in certain transactions as described below.

    As of December 31, 2000, the Company's largest supplier of product and paper goods, The Jacmar Companies ("Jacmar") and its affiliates owned approximately 15.5% of the Company's outstanding common stock. On December 20, 2000, BJ Chicago LLC, an affiliate of Jacmar, agreed to purchase 2,206,500 shares from ASSI, Inc. (a shareholder of the Company), in a transaction that closed on January 18, 2001. In addition, BJ Chicago LLC agreed to purchase 661,358 shares from Messrs. Motenko and Hennessy, the Company's Co-Chief Executive Officer's, in a transaction that closed on March 13, 2001. These stock purchases resulted in an increase in the percentage ownership of Jacmar and its affiliates to approximately 53.0% of the outstanding stock of the Company. The Company agreed to grant registration rights on the shares purchased from ASSI, Inc. and BJ Chicago LLC agreed to assist the Company in obtaining additional financing for new restaurant projects.

    Jacmar, through its specialty wholesale food distributorship, is the Company's largest supplier of product and paper goods. Jacmar supplied the Company with approximately $6,647,000, $4,200,000 and $2,671,000 worth of food and beverage products for the years ended December 31, 2000, 1999 and 1998, respectively. As of December 31, 2000 and 1999, the Company had payables to Jacmar of approximately $1,562,000 and $380,000, respectively, for merchandise.

    In connection with the sale of shares by ASSI, Inc. to BJ Chicago LLC in December 2000, the Company agreed to issue an option to ASSI, Inc. in exchange for a release of any claims of ASSI, Inc., including any rights it might have had to purchase additional shares from the Company under an agreement that was pending immediately prior to the transaction with BJ Chicago LLC. The option is exercisable for 200,000 shares at an exercise price of $4.00 per share, and is exercisable until December 31, 2005.

    The Company also entered into an agreement on February 22, 2001 to sell an aggregate of 800,000 shares of common stock to William H. Tilley, an affiliate of Jacmar at $2.50 per share. This transaction closed on April 30, 2001 and Jacmar and its affiliates now own an aggregate of 57.4% of the Company's outstanding stock. In addition, the Company has agreed to sell to BJ Chicago, LLC up to an additional 3.2 million shares at $2.50 on or before August 15, 2001. The exact amount of shares to be purchased of the 3.2 million shares the Company has made available and the date of purchase are to be determined by BJ Chicago, LLC, provided that the Company's obligation to sell the shares expires on August 15, 2001. The agreement was approved by an independent committee to the Board of Directors. The sale of the up to 3.2 million shares is subject to approval of the shareholders of the Company at the Annual Meeting and the receipt of a favorable fairness opinion which was issued by Houlihan Smith & Company Inc. on April 16, 2001. The Company agreed to grant registration rights on the shares purchased by Jacmar under this agreement. (See "Approval of Sale of Up to 3.2 Million Shares of Common Stock to BJ Chicago LLC.")

    The sale of the 800,000 shares to an affiliate of Jacmar enabled the Company to obtain an $8 million bank loan facility, including a $4 million term loan to replace its existing debt and an additional $4 million line of credit to fund expansion on an as-needed basis.

    Management believes that the transactions with the officers and/or shareholders of the Company and their affiliates were made in terms no less favorable than would have occurred with unaffiliated third parties. The Company has adopted a policy not to engage in transactions with officers, directors, principal shareholders or affiliates of any of them unless such actions have been approved by a majority of the disinterested directors and are upon terms no less favorable to the Company than could be obtained from an unaffiliated third party in an arms length transaction.

APPROVAL OF EXECUTIVE OPTIONS
(PROPOSAL NO. 2 ON PROXY CARD)

    On December 20, 2000, in connection with the amendment of the Employment Agreements of Paul Motenko and Jeremiah Hennessy (the "Executives", as previously defined), an Independent Committee approved the grant of options ("Executive Options") to each of the Executives exercisable for up to 330,679 shares of Common Stock at an exercise price of $2.75 per share, subject to approval of the shareholders of the Company. The Executive Options would be granted pursuant to Option Agreements with each of the Executives, and would be exercisable at any time commencing upon the date of issuance and terminating on the later of December 31, 2006 or ninety (90) days after the termination of the optionee's employment with the Company. A copy of the form of Option Agreement is attached as Appendix B to this Proxy Statement. In addition to the provisions described above, the following is a summary of the principal terms and effects of the options:

      1.  The purpose of the Executive Options is to increase the proprietary and vested interest of the Executives in the growth and performance of the Company.

      2.  The Executive Options will be non-qualified stock options not specifically authorized or qualified for favorable federal income tax consequences.

      3.  The Executive Options will be granted outside of the Company's 1996 Stock Option Plan, and will not reduce the number of options available to other employees under that Plan.

      4.  The purchase price for any shares purchased pursuant to exercise of an Executive Option must be paid in full upon exercise of the Executive Option in cash, or with shares of Common Stock having a fair market value equal to the exercise price, or with Options having a fair market value equal to the exercise price.

Federal Income Tax Consequences

    Under current federal income tax law, the grant of the Executive Options will have no federal income tax consequences to the Company or the Executives. Generally, upon exercise of an Executive Option, the excess of the fair market value of the stock at the date of exercise over the option exercise price is taxable to the Executive as ordinary income. All such amounts taxable to an Executive are deductible by the Company as compensation expense, if appropriate income is reported on behalf of the Executive. The deduction will be allowed for the taxable year of the Company in which the Executive includes the amount in income.

    Approval of shareholders is not generally required for the grant of options by the Board of Directors of the Company. However, the Employment Agreements of the Executives specifically require that the Executive Options receive approval of the shareholders prior to grant. This condition was provided in order to preserve, to the extent possible, the Company's ability to deduct for federal income tax purposes the amount of income recognized by the Executive upon exercise of the options. Internal Revenue Code Section 162(m) provides that a company may not be able to deduct items of compensation paid to any executive officer whose total taxable compensation from the company exceeds $1 million in any taxable year, unless the compensation meets the conditions necessary to be treated as performance-based compensation. Although the compensation of the Executives has never exceeded $1 million per year, under certain circumstances, there is a possibility that their taxable income, including any compensation recognized as a result of exercise of options, could exceed $1 million. However, the regulations of the Internal Revenue Service provide that items of performance-based compensation will not be counted towards the $1 million limit if they meet certain conditions. One such condition is that the compensation be approved by the vote of shareholders prior to payment. The vote of shareholders to approve the Executive Options will meet this condition. Another such condition is that any compensation in the form of options be exercisable for not less than fair market value on the date of grant. The Company intends, if possible, to grant the Executive Options at price not less than fair market value of the Common Stock on the date of grant. However, the Company is required under the terms of the Employment Agreements with the Executives to grant the options by no later than December 31, 2001 at $2.75 per share. If the Company cannot grant the Executive Options before December 31, 2001 on a date when the fair market value of the shares is less than or equal to $2.75 per share, the Company may not be able to meet this condition for performance-based compensation under Section 162(m), but the Company will be required to issue the options to the Executives at that exercise price. In that event, the Company may have a risk that it will not be able to deduct some or all of the taxable income recognized by the Executives as a result of any future exercise(s) of the Executive Options.

Reasons for Approval of the Executive Options

    The Executive Options were approved by an Independent Committee of the Board of Directors, and this proposal is recommended for approval by the Company shareholders, because the Independent Committee of the Board believes that option grants to the Executives play an important role in the Company's efforts to retain the Executives. In addition, the Board believes that the Executive Options will provide additional incentives to the Executives to continue their efforts to expand the Company's operations and to improve the Company's financial performance.

Vote Required for Approval of Executive Options

    Approval of the Executive Options requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented and voting at the Meeting (which affirmative vote must equal or exceed a majority of the quorum required for the Meeting.) If the Executive Options are not approved by the shareholders, pursuant to the terms of the Employment Agreements with the Executives, the annual salary of the Executives will be increased by $170,000 per year.

    The Board of Directors recommends a vote "FOR" approval of the Executive Options.

APPROVAL OF SALE OF UP TO 3.2 MILLION SHARES OF COMMON STOCK
TO BJ CHICAGO, LLC
(PROPOSAL NO. 3 ON PROXY CARD)

    On February 22, 2001, the Company entered into an agreement to sell an aggregate of 800,000 shares of common stock to affiliates of The Jacmar Companies ("Jacmar") at $2.50 per share. This transaction closed on April 30, 2001 and Jacmar and its affiliates now own an aggregate of 57.4% of the Company's outstanding stock. In addition, the Company agreed to sell to BJ Chicago, LLC, an affiliate of Jacmar, up to an additional 3.2 million shares at $2.50 per share on or before August 15, 2001. The exact amount of shares to be purchased of the 3.2 million shares the Company has made available and the date of purchase are to be determined by BJ Chicago, LLC, provided that the Company's obligation to sell the shares expires on August 15, 2001. The agreement was approved by an Independent Committee of the Board of Directors. The sale of the up to 3.2 million shares is subject to approval of the shareholders of the Company at the Annual Meeting and the receipt of a favorable fairness opinion which was issued by Houlihan Smith & Company Inc. on April 16, 2001.

    If BJ Chicago LLC purchases all of the 3.2 million shares made available by the Company, it will result in the issuance of shares representing approximately 37.8% of the total 8,458,321 shares of Common Stock outstanding as of the Record Date. It would also increase the aggregate ownership of the Jacmar affiliates to 8,058,058 shares, representing approximately 69.12% of the total outstanding Common Stock after the issuance. It would also result in gross proceeds to the Company of $8 million, which the Company could use to acquire and develop new restaurant facilities in accordance with its business plan.

    The Board of Directors believes that a sale of shares to BJ Chicago LLC would provide an important source of additional financing which is necessary for the Company to continue the growth of restaurant operations. The Board notes that an affiliate of Jacmar provided additional capital of $2,000,000 with the purchase of 800,000 shares of Common Stock in April 2001. The Board further notes that the completed sale of 800,000 shares of additional Common Stock was a condition to the Company obtaining a new $8 million credit facility, which provided $4 million to replace existing debt and an additional $4 million of financing which may be used for acquisition and development of new restaurants.

    The terms of the proposed sale of up to 3.2 million shares of Common Stock at $2.50 per share were reviewed by Houlihan Smith & Company Inc. ("Houlihan"), an independent valuation firm founded in 1996, specializing in investment banking and financial advisory services for public and private companies. The Independent Committee of the Board of Directors selected Houlihan to issue the Fairness Opinion because of Houlihan's experience and reputation in business valuations. The Company paid a fee to Houlihan which was not based on the results of the valuation. Neither the Company nor any of its affiliates has any prior business relationship with Houlihan. Houlihan delivered a Fairness Opinion addressed to the Independent Committee of the Board of Directors of the Company concluding that the terms of the transaction were fair to the Company from a financial point of view, based on an analysis of acquisition transactions in the restaurant/craft brewery industry that have occurred since June 1, 2000, a trading multiple analysis, a discounted cash flow analysis, a historical stock price analysis and an implied option analysis. A copy of the Fairness Opinion is attached as Appendix C to this Proxy Statement.

    Pursuant to the Rules of the National Association of Securities Dealers Inc. ("NASD") applicable to the Company as a result of the listing of its Common Stock on the Nasdaq SmallCap Market, the consent of shareholders is required for any issuance of additional Common Stock equal to 20% or more of the Common Stock before the issuance for less than the greater of book or market value of the stock. Shareholder approval is therefore required under NASD Rules for the proposed issuance and sale of up to 3.2 million shares of Common Stock to BJ Chicago LLC at $2.50 per share. If shareholder approval is not obtained, the Company would not be permitted under NASD Rules to complete the sale of the additional Common Stock.

    Reasons for Approval of the Proposed Sale of Up to 3.2 Million Shares of Common Stock to BJ Chicago LLC

    The Independent Committee of the Board of Directors has determined that the sale of up to 3.2 million shares of Common Stock to BJ Chicago LLC would provide substantial additional financing to the Company to be used for the acquisition and development of new restaurants in accordance with the Company's business plan. Although the proposed price per share represents a discount from the market value of the Company's Common Stock, the Company believes that it would be difficult to raise up to $8 million in a public offering under current market conditions, and that a public offering would require substantial additional expense and time for the Company to complete, with no assurance that it could be completed successfully. In addition, the Independent Committee has obtained a fairness opinion from Houlihan that the terms of the transaction are fair from a financial point of view to the Company.

    Vote Required for Approval of Sale of Up to 3.2 Million Shares of Common Stock to BJ Chicago LLC

    Approval of the sale of up to 3.2 million Shares of Common Stock to BJ Chicago LLC requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented and voting at the Meeting (which affirmative vote must equal or exceed a majority of the quorum required for the Meeting.) If the sale were not approved by the shareholders, the sale would not be completed by the Company. However, the Company notes that the vote of shares of Common

Stock held by Jacmar and its affiliates, representing approximately 57.4% of the total outstanding Common Stock as of the Record Date, may be counted in determining whether a majority of the shares of Common Stock vote in favor of the transaction, and that these shareholders have indicated their intention to vote for the proposal. Therefore, the Board anticipates that this proposal will be approved.

    The Board of Directors recommends a vote "FOR" approval of the sale of up to 3.2 million Shares of Common Stock to BJ Chicago LLC at $2.50 per share on or before August 15, 2001.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
(PROPOSAL NO. 4 ON PROXY CARD)

    Action is to be taken by the shareholders at the Annual Meeting with respect to the ratification of PricewaterhouseCoopers L.L.P. ("PWC"), independent certified public accountants, as independent accountants for the Company for the fiscal year ending December 31, 2001. PWC does not have and has not had at any time any direct or indirect financial interest in the Company or any of its subsidiaries and does not have and has not had at any time any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in PWC.

    The Board of Directors of the Company and its Audit Committee have approved PWC as its independent accountants. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as the Company's independent accountants.

    Representatives of PWC will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

    Notwithstanding the ratification by shareholders of the appointment of PWC, the Board of Directors or the Audit Committee may, if the circumstances dictate, appoint other independent accountants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

    During the year ended December 31, 2000. The Jacmar Companies failed to file on a timely basis its initial report on Form 3, but the required report was subsequently filed. In addition, The Jacmar Companies reported two transactions late by filing a Form 5.

    To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all other filings required to be made by executive officers, directors and greater than 10% beneficial owners of the Company under Section 16 of the Securities Exchange Act of 1934 were made on a timely basis.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

    In order for a shareholder proposal to be included in the Board of Directors' Proxy Statement for the next annual meeting of shareholders, such proposal must be received at 16162 Beach Boulevard,

Suite 100, Huntington Beach, California 92647, Attention: Corporate Secretary, no later than the close of business on March 31, 2002.

    In order for a proposal made outside of the requirements of Rule 14a-8 to be considered timely in connection with the Company's 2002 Annual Meeting of Shareholders, such proposal must be received by the office of the Corporate Secretary of the Company at the address stated above no later than February 15, 2002. The persons named in the proxies solicited by the Company in connection with the 2002 Annual Meeting of Shareholders will vote their proxies in their discretion with respect to any proposal with respect to which the Company has not received notification by such time.

ANNUAL REPORT TO SHAREHOLDERS

    The Company's Annual Report to Shareholders containing its financial statements for the fiscal year ended December 31, 2000, has been mailed concurrently herewith. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to the Company.

OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

ANNUAL REPORT ON FORM 10-K

    A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail without charge to any person from whom the accompanying proxy is solicited upon written request to: CHICAGO PIZZA & BREWERY, INC., 16162 BEACH BOULEVARD, SUITE 100, HUNTINGTON BEACH, CALIFORNIA 92647, ATTENTION: CORPORATE SECRETARY. If Exhibit copies are requested, a copying charge of $.20 per page may be made.

                      By Order of the Board of Directors
                      PAUL A. MOTENKO
                      Co-Chief Executive Officer

Huntington Beach, California
June 25, 2001

    SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A
Audit Committee Charter

Appendix B
Option Agreement

Appendix C
Fairness Opinion

Appendix A

Chicago Pizza & Brewery, Inc.
Audit Committee Charter

Members:

    The Board of Directors appoints an Audit Committee which will consist of at least two members, initially, and a third shall be appointed by the Board prior to June 14, 2001, and shall consist entirely of "independent" directors of the board, and designates one member as chairperson. "Independent" means a director who meets the NASDAQ Exchange definition of "independent," as determined by the Board of Directors.

    Each member of the Company's Audit Committee must be financially literate and at least one member of the Audit Committee will have accounting or related financial management expertise, both as determined in the Board of Directors' judgment.

Responsibilities:

    The Audit Committee of the Board of Directors shall represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company. The Audit Committee also has general responsibility for the oversight of internal controls, accounting and audit activities and legal compliance of the Company. Specifically, the Audit Committee shall:

1.
Review factors related to the qualifications and independence of the Company's external auditors so as to help preserve that independence. Pursuant to such a review, the Committee shall:

A.
Review the performance of the independent public accountants/auditors, including any management advisory services.

B.
Recommend appointment of the Company's independent auditors annually, which auditors shall be ultimately accountable to the Board of Directors through the Audit Committee:

C.
Review the independent auditors proposed audit scope, approach and fee arrangement.

D.
Conduct a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

E.
Review information, including written statements from the independent auditors, concerning any relationships between the auditors and the Company or any other relationships that may adversely affect the independence of the auditors and otherwise assess the independence of the outside auditor as set forth in Independence Standards Board Standard No. 1.

2.
Review with the independent auditors the results of the annual examination conducted by the independent auditors and any reports of the independent auditors will respect to reviews of interim financial statements.

3.
Review and discuss with management and the independent auditors the Company's annual audited financial statements, including a discussion with the auditors of their judgment as to the quality of the Company's accounting principles.

4.
Review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors' interim review procedures prior to the filing of

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  each Form 10-Q or as soon thereafter as possible. The Audit Committee Chair may perform this function on behalf of the Audit Committee.

5.
Annually review the Company's process of ensuring accurate and reliable financial reporting. Pursuant to such a review, the Committee shall view the adequacy of the Company's system of internal controls, and discuss such systems with the independent auditors.

6.
Review changes in the accounting policies of the Company and any accounting and financial reporting proposals that may have a significant impact on the Company's financial reports, and make comments on the foregoing to the Board of Directors.

7.
Discuss with the independent auditors the adequacy and suitability of the Company's electronic data processing procedures and controls.

8.
Review compliance with the Company's Conflict of Interest policy.

9.
Provide open lines of communication with the Company's President, and/or Chief Financial Officer.

10.
Review any decision by management by to seek a second opinion on a significant accounting issue.

11.
On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements.

12.
Perform other oversight functions as requested by the Board of Directors.

13.
Regularly update the Board of Directors about the Committee's activates.

14.
Review the Audit Committee Charter and forward the revised or unchanged charter annually to the Board of Directors for approval.

15.
Any member being replaced shall be appointed by the Board of Directors and shall meet the independent and financially literate criteria discussed in the first two paragraphs of this charter.

Meetings:

    The Audit Committee will meet as often as it deems necessary or appropriate in its judgment, generally three times per year, either in person or telephonically, and at such times and places as the Audit Committee determines. As it deems appropriate, but not less than once each year, the Audit Committee will meet in private session with the independent accountants. The majority of the members of the Audit Committee constitute a quorum.

    This Unanimous Written Consent shall be filed with the Secretary of the Corporation, who is hereby instructed to insert in the Minute Book of the Corporation.

    Dated as of June  , 2000

Paul A. Motenko
Jeremiah J. Hennessy
Barry Grumman
Stanley B. Schneider
Allyn R. Burroughs
Mark A. James
Ernest T. Klinger

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Appendix B

THE SECURITIES REPRESENTED HEREBY AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SALE OF SUCH SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

OPTION AGREEMENT

    This Option Agreement (the "Agreement") is made as of the      day of          , 2001 between Chicago Pizza & Brewery, Inc. (the "Company") and            ("Optionee").

    The Company hereby grants to Optionee options to purchase shares of Common Stock of the Company, as follows:

Section 1. NUMBER OF OPTIONS.

    Optionee is hereby entitled to purchase (the "Options") up to 330,679 shares of the Company's authorized but unissued Common Stock (the "Shares"), all of which have been reserved for issuance pursuant to the Options. Each Option shall represent the right to purchase one Share, subject to adjustment as provided in Section 6 hereof.

Section 2. EXERCISE PRICE.

    The exercise price for the Shares shall be $2.75 per share (the "Option Price"), subject to adjustment as provided in Section 6 hereof.

Section 3. WHEN OPTIONS MAY BE EXERCISED.

    The Options issued pursuant to Section 1 shall be exercisable commencing upon the date of issuance and terminating on the later of (i) December 31, 2006 or (ii) ninety (90) days after the termination of Optionee's employment with the Company. The term of the Options prior to December 31, 2006 shall not be subject to reduction as a result of any termination of Optionee's employment with the Company, whether by the Company or by Optionee, for any reason.

Section 4. INVESTMENT REPRESENTATION OF OPTIONEE.

    Optionee acknowledges that the Options and the Shares issuable upon exercise of the Options (the "Restricted Securities") have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws. Optionee acknowledges that the offer, sale and delivery of the Restricted Securities to Optionee is made in reliance upon Optionee's representations, warranties, agreements and undertakings reflected herein. Optionee represents and warrants that Optionee is acquiring the Restricted Securities solely for Optionee's own account and interest and not with a view to distribute them to the public. Optionee understands and agrees that unless the Restricted Securities either are registered under the Act or are disposed of in transactions for which exemptions from such registration are available, Optionee must continue to own and hold the Restricted Securities for Optionee's own account and interest indefinitely. Optionee further understands that whether an exemption from the registration requirements of the Act will be available for such future transactions as Optionee may propose will depend upon the nature of each such transaction, the pertinent surrounding facts and circumstances then extant, and the then applicable law.

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    Any certificate evidencing the Restricted Securities shall bear a legend substantially in the following form:

  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW.

    Any certificate evidencing the Restricted Securities shall bear any additional legend required under state or Federal securities laws, by contract, or otherwise.

Section 5. EXERCISE OF OPTIONS.

    The Options, or any portion of the Options, may be exercised from time to time, in whole or in part, in accordance with the provisions of Section 3 above, which exercise shall be effective immediately upon written notice to the Company at its principal offices, setting forth the number of Options being exercised, accompanied by the full amount of the purchase price for such Shares. Payment of the Option Price of the Shares shall be made by means of any one or combination of the following, at the election of Optionee: (i) cash or check made payable to the Company, (ii) shares of Common Stock of the Company having a fair market value, as determined in good faith by the Board of Directors of the Company, equal to the Option Price, or (iii) Options having a fair market value, as determined in good faith by the Board of Directors of the Company, equal to the Option Price. Fair market value shall be as of the exercise date and shall be determined without regard to any restriction on resale. Upon receipt of notice and payment, the Company shall promptly make arrangements for the issuance to Optionee of the number of Shares as to which the Options were exercised. Upon exercise of the Options, the number of Shares subject to this Agreement shall be automatically reduced to the extent of the number of Shares as to which Options are exercised, and this Agreement shall remain in effect as to the remaining number of Options and Shares. The Company reserves the right to require Optionee, before receipt of the Shares, to represent and warrant in writing, in form and substance reasonably satisfactory to the Company, that the Shares purchased are being acquired without any view to distribution and to agree in writing to the imposition of legends on the share certificates setting forth any restrictions upon disposition required by applicable federal or state securities laws.

Section 6. ADJUSTMENTS.

    The number of Shares purchasable upon the exercise of an Option and the Option Price shall be subject to adjustment as follows:

    6.1 Whenever the number of Shares purchasable upon the exercise of each Option or the Option Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to Optionee, notice of such adjustment or adjustments setting forth the number of Shares purchasable upon the exercise of each Option and the Option Price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

    6.2 For the purpose of this Section 6, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company as of the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 6.3 below, the Holders shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each

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Option and the Option Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions relating to the Shares contained in this Section 6.

    6.3 In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution to all holders of shares of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of Shares purchasable upon exercise of each Option immediately prior thereto shall be adjusted so that Optionee shall be entitled to receive the kind and number of Shares or other securities of the Company which Optionee would have owned or would have been entitled to receive after the happening of any of the events described above, had the Option been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 6.3 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

    6.4 In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing entity, as the case may be, shall be obligated to issue to Optionee, upon exercise of each Option, the same consideration as Optionee would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Option been exercised immediately prior to such action. If the action involves two or more transactions involving different consideration to holders of Common Stock, Optionee may elect which consideration to receive pursuant to this Section 6.4.

    6.5 In case the Company shall distribute to all holders of its shares of Common Stock a stock dividend, evidence of its indebtedness or assets (excluding regular and ordinary cash dividends) or rights, options or warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock, then in each case the Option Price shall be adjusted to a price determined by multiplying the Option Price in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in Section 6.7 below) on the date of such distribution, less the then fair value (as determined in good faith by the Board of Directors of the Company) of the portion of the stock dividend, assets or evidence of indebtedness so distributed or of such rights, options, options or convertible securities applicable to one share of Common Stock, and of which the denominator shall be such then current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

    6.6 No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease in the number of Shares purchasable upon the exercise of each Option of at least One (1) Share; provided, however, that any adjustments which by reason of this Section 6.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

    6.7 Whenever the number of Shares purchasable upon the exercise of each Option is adjusted, as herein provided, the Option Price per Share payable upon exercise of each Option shall be adjusted (to the nearest cent) by multiplying such Option Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Option immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

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    6.8 For the purpose of any computation pursuant to this Section 6, the current or closing market price per share of Common Stock at any date shall be deemed to be (i) the average of the mean between the bid and asked prices, as reported by the National Association of Securities Dealers, Inc., if the shares of Common Stock are traded on the National Market System, the SmallCap Market or the OTC Bulletin Board, or, (ii) if the shares of Common Stock are traded on a national securities exchange, the average daily closing price on the New York Stock Exchange, Inc., or, if such shares are not listed on such exchange, then on any other national securities exchange on which they are so listed, or (iii) the average daily closing price as reported by any foreign exchange on which the shares of Common Stock are traded, on the last ten (10) trading days before the day in question. If the shares are not traded as provided in clauses (i) or (ii) or (iii) above, then the current market price shall be determined in good faith by the Board of Directors of the Company, which determination shall be final absent clear and convincing evidence of bad faith by the Board. The closing price referred to in clause (ii) and (iii) above shall be the last reported sales price or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the aforesaid securities exchange.

    6.9 The Company may, at its option, at any time while any Options are outstanding, reduce the then current Option Price to any amount deemed appropriate by the Board of Directors of the Company.

Section 7. ASSIGNABILITY OF OPTIONS.

    The Options may not be assigned, transferred, pledged, hypothecated, sold or otherwise disposed of, in whole or in part, either voluntarily or involuntarily, except with the prior written consent of the Company.

Section 8. RESERVATION OF SHARES; PAYMENT IN FULL; LISTING

    The Company will at all times reserve and keep available out of its authorized capital stock, solely for issuance upon the exercise of this Option, such number of shares of Common Stock as shall be issuable upon the exercise of this Option. Such Common Stock, when issued pursuant to this Agreement, shall be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

    The Company will use its reasonable best efforts to have the shares of Common Stock which are issuable upon exercise of Options listed on the securities exchange or exchanges, if any, on which its then outstanding Common Stock is listed, or on NASDAQ if its Common Stock is then listed thereon.

Section 9. REGISTRATION RIGHTS.

    The Company covenants and agrees to provide the following registration rights at any time from and after the date of this Agreement to Optionee:

    9.1 Whenever the Company proposes to file a registration statement relating to any of its capital stock under the Act, other than a registration statement required to be filed in respect of employee benefit plans on Form S-8 or similar form or any registration statement on Form S-4 or similar form relating to securities issued in connection with a reorganization, the Company shall, at least seven business days prior to such filing, give written notice thereof to Optionee. Upon receipt by the Company, not more than four business days after receipt of such notice by Optionee, of a written request by Optionee for registration of all or a portion of the Shares of the Common Stock of the Company issued or issuable upon exercise of the Option ("Registrable Shares") then owned by Optionee, the Company shall include such Registrable Shares in such registration statement or in a separate registration statement concurrently filed, and shall use all reasonable efforts to cause such registration statement to become effective with respect to such Registrable Shares, unless the managing

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underwriter therefor concludes in its reasonable good faith judgment that compliance with this Section 9.1 would materially adversely affect such offering. If the managing underwriter determines in good faith that a portion but not all of such Registrable Shares may be included, then only such portion shall be included.

    9.2 The Company will use all reasonable efforts to cause such registration statement to remain effective until the earlier of 45 days from the effective date of the registration statement or the date that Optionee completes his distribution of the Registrable Shares. The Company will use all reasonable efforts to effect such qualifications under applicable blue sky or other state securities laws as may be reasonably requested by Optionee to permit or facilitate such sale or other distribution. The Company will cause the Registrable Shares for which the registration statement is effected to be listed on any national securities exchange or quoted on any stock quotation system on which the shares of Common Stock are listed or quoted.

    9.3 Optionee shall furnish to the Company such information as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Section 9. The Company agrees to furnish to Optionee the number of prospectuses, offering circulars or other documents, or any amendments or supplements thereto, incident to any registration, qualification or compliance referred to in this Section 9 as Optionee from time to time may reasonably request.

    9.4 The Company will bear all expenses of registrations, qualifications or compliance pursuant to this Section 9 (other than underwriting discounts and commissions and brokerage commissions and fees, if any, payable with respect to the Registrable Shares or the cost of counsel for Optionee), including, without limitation, registration fees, printing expenses, expenses of blue sky or other state securities law registration or compliance, and legal and auditing fees incurred by the Company in connection therewith.

    9.5 In connection with any registration of Registrable Shares pursuant to this Section 9, the Company agrees to provide reasonable cooperation to Optionee and any underwriters participating in such offering, including, without limitation, entering into such customary underwriting or other agreements (which may contain customary representations and warranties by the Company and indemnification provisions); furnishing a customary comfort letter or letters, dated the date of the final prospectus with respect to the Registrable Shares, from the independent certified public accountants of the Company and addressed to Optionee and any such underwriters; furnishing an opinion of counsel for the Company, dated the date of the closing of the sale of the Registrable Shares, with respect to such matters as may be reasonably requested; and making available for inspection by Optionee and his agents all financial and other records, corporate documents and properties of the Company as shall be reasonably requested.

    9.6 During the effectiveness of a registration statement in which Registrable Shares are included pursuant to this Section 9, the Company will notify Optionee promptly of any notice from a regulatory authority affecting the sale of the Registrable Shares and of any event or facts that, in the reasonable judgment of the Company, should be set forth in such registration statement. The Company will, as promptly as practicable, take such action as may be necessary to amend or supplement such registration statement in order to set forth or reflect such event or facts.

    9.7 In the event of the registration of any Registrable Shares pursuant to this Section 9, each party hereto (the "Indemnifying Party"), to the extent permitted by law, shall indemnify and hold harmless the other party hereto and its officers, directors, employees and agents (collectively, the "Indemnified Parties") against any losses, claims, damages or liabilities, joint or several (collectively, "Claims"), to which any of the Indemnified Parties may become subject under the Act or otherwise, insofar as such Claims (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the registration statement (or any

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document contained in or incorporated by reference in the registration statement) relating to the Registrable Shares, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Claims; provided however, that the Indemnifying Party will not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such registration statement in reliance upon and in conformity with written information provided by such Indemnified Party specifically for use in the preparation thereof. The indemnity provided by this Section 9.7 shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party. If the indemnification provided for by this Section 9.7 is unavailable to a party that would have been an Indemnified Party in respect of any Claims, then each party that would have been an Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the extent permitted by law to the amount paid or payable by such Indemnified Party as a result of such Claims in such proportion as is appropriate on an equitable basis to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other hand in connection with the statement or omission which resulted in such Claims; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

    9.8  Additional Registration Rights.  In addition to the registration rights provided in this Agreement, the Optionee shall be entitled to register the shares underlying this Option under the terms of the Optionee's Employment Agreement with Company dated as of December 20, 2000.

Section 10. PUBLIC MARKET FOR COMMON STOCK

    If at any time prior to the exercise of all Options which are the subject of this Agreement, there ceases to be a Public Market (as hereinafter defined) for the Company's Common Stock, then the Optionee shall have the right, at his sole election, for a period of thirty (30) days thereafter, to surrender to the Company all unexercised Options then held by Optionee and to receive from the Company in consideration therefore an amount equal to the number of Shares subject to such unexercised Options times the amount obtained by subtracting the Option Price per share then in effect from the greater of $4.00 or the highest sales price on a Public Market during the preceding six months. By way of example, if the exercise price at the time of surrender was $2.75 per share and the highest sales price on a Public Market during the preceding six months was $4.25 per share, then the number of unexercised Options surrendered would be multiplied by $1.50 to determine the consideration to be paid by the Company upon such surrender. The amount payable by the Company shall be paid promptly after such surrender, and in no event later than twenty (20) days after such surrender. Any surrender pursuant to this Section 10 shall be delivered to the Company at its principal executive offices and shall be accompanied by written notice signed by Optionee indicating his election to surrender the unexercised Options pursuant to this Section 10.

    For purposes of this Section 10, a Public Market shall mean that the Company's Common Stock is listed for trading on one or more of a national securities exchange, as that term is defined under the Securities Exchange Act of 1934, the Nasdaq National Market, or the Nasdaq Smallcap Market.

Section 11. GENERAL PROVISIONS.

    11.1  Execution of the Company.  The Options have been duly authorized, executed, and delivered by and on behalf of the Company.

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    11.2  Arbitration.  Any controversy or claim arising out of or relating to the terms of these Options, or otherwise related to the compliance by the Company with its obligations hereunder, shall be settled by binding arbitration in Los Angeles County, California. The arbitration shall be conducted by the American Arbitration Association, whose rules applicable to commercial disputes shall be in force, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof; provided, however, that if the controversy or claim also relates to an employment or other agreement between the Company and Optionee, then the Company shall have the right, at its sole election, to require the controversy or claim to be resolved pursuant to any arbitration procedure set forth in such other agreement. Either the Company or Optionee may submit to arbitration any controversy or claim hereunder. The parties hereto agree that Los Angeles County, California is the proper venue for the arbitration of any dispute among the parties hereto. If the arbitration relates to "fair market value," the arbitrators will be instructed to value the Company as it would be valued by a willing strategic purchaser and that there will be no discount for illiquidity or for minority interest.

    11.3  Choice of Law and Venue.  These Options shall be deemed to be a contract made under the laws of the State of California and for all purposes it shall be construed in accordance with and governed by the laws of the State of California. Proper venue of any action or arbitration shall be exclusively in the County of Los Angeles, State of California.

    11.4  Severability.  If a court or an arbitrator of competent jurisdiction holds any provision of these Options to be illegal, unenforceable or invalid in whole or in part for any reason, such provision shall be adjusted rather than voided, if possible to achieve the intent of the parties to the extent possible, and in any event the validity and enforceability of the remaining sections shall not be affected unless an essential purpose of these Options would be defeated by the loss of the illegal, unenforceable, or invalid provision.

    11.5  Amendment, Modification or Waiver.  The terms of these Options may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived, in whole or in part, except by written instrument signed by the Company and Optionee.

    11.6  Headings and Language.  The various headings herein are inserted for convenience only and shall not be deemed a part of or in any manner affect the terms of the Options or their provisions. As used in this Agreement, the masculine, feminine or neuter gender and the singular and plural shall be deemed to include the other whenever the context so indicates.

    11.7  Rights Of Optionee.  Prior to the exercise of these Options, except as otherwise provided herein, Optionee shall not be entitled to any rights of a shareholder of the Company, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive notice of any proceedings of the Company.

    IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

CHICAGO PIZZA & BREWERY, INC.		OPTIONEE:
By

Paul A. Motenko, Chief Executive Officer

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Appendix C

CONFIDENTIAL

April 16, 2001

Mr. Barry Jon Grumman Grumman & Rockett 610 Newport Center Drive, Suite 840 Newport Beach, CA 92660	Mr. Stanley B. Schneider Gursey, Schneider & Co. LLP 10351 Santa Monica Blvd. Suite 300 Los Angeles, CA 90025

Gentlemen:

    You have informed us that Chicago Pizza & Brewery, Inc. ("Chicago Pizza" or "the Company") has proposed to issue and sell up to 3.2 million shares of no par value common stock at a price of $2.50 per share to BJ Chicago, LLC ("BJC"), a Delaware limited liability company with a 50.0% membership interest held by the Jacmar Companies pursuant to a Common Stock Purchase Agreement dated February 28, 2001 (the "Purchase Agreement"). We understand that the sale of these shares is subject to the request of BJC and will represent a second closing pursuant to the Purchase Agreement which shall occur on a date set by BJC, but not later than (i) August 15, 2001 or (ii) such later date selected by BJC if any of the conditions to BJC's obligations pursuant to Section 6.2 of the Purchase Agreement have not been satisfied prior to August 15, 2001, or within five business days following the satisfaction or waiver of all of these conditions. Hereafter, the sale of Chicago Pizza shares to BJC is referred to as "the Transaction". We understand that Jacmar and BJC collectively have sole or shared voting and investment rights for approximately 53% of the outstanding shares of Chicago Pizza.

    Houlihan Smith & Co. Inc. ("Houlihan") was engaged to provide an opinion that the terms of the Transaction are fair to the shareholders of Chicago Pizza ("Opinion"). Our Opinion is directed to the Special Committee of the Board of Directors of the Company and addresses only the fairness of the Transaction from a financial point of view.

    We understand that the shares to be issued by Chicago Pizza will be restricted securities under the Securities and Exchange Act of 1933 as the shares are being acquired in a transaction not involving a public offering. BJC understands that the shares being acquired are restricted and that the Company is under no obligation to register such shares until BJC makes a request for registration in accordance with the procedures outlined in the Purchase Agreement.

    The terms and conditions of the offering are set forth in more detail in the Purchase Agreement. You have requested our opinion as investment bankers as to whether the terms of the transaction are fair, from a financial point of view, to shareholders of the Company as of the date hereof. For the purposes of our Opinion we have, among other things:

  a.
  Reviewed certain publicly available financial and other data with respect to Chicago Pizza. This included a review of the Company's consolidated financial statements for the past five years and for the most recent fiscal year ending December 31, 2000. Additionally, we reviewed certain other relevant financial and operating data relating to Chicago Pizza made available to us from published sources and from the internal records of Chicago Pizza;

  b.
  Reviewed the financial terms and conditions of the Common Stock Purchase Agreement which outlines the BJC offering;

  c.
  Reviewed the financial projections of Chicago Pizza produced by management, including certain adjustments and conditions as disclosed to us by the Company's management;

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  d.
  Reviewed historical market prices and trading volume for Chicago Pizza Common Stock traded on the Nasdaq Small Cap Market under the trading symbol "CHGO";

  e.
  Held discussions with the Company's senior management with respect to the business and prospects for future growth of Chicago Pizza;

  f.
  Compared Chicago Pizza from a financial point of view with certain other guideline public companies in the Restaurant and/or Craft Brewery industry that we deemed to be relevant;

  g.
  Reviewed and analyzed certain publicly available information for recent transactions that provided indications of value for companies with similar operating and financial characteristics;

  h.
  Conducted such other studies, analyses, inquiries, and investigations that we deemed appropriate.

    During our review, we relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided, and have further relied upon the assurances of Chicago Pizza management that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of our Opinion. We have further relied upon the accuracy of publicly available financial data. We have not assumed responsibility for any independent verification of this information nor have we assumed any obligation to verify this information. The management of Chicago Pizza informed us that the forecasts provided to us represent their best current judgment, as of the date of our Opinion, as to the future financial performance of the Company, on a stand-alone basis. We assume no responsibility for and express no view as to the forecasts or the assumptions on which they were based. We did not perform an independent evaluation or appraisal of the assets of the Company.

    Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us, as of the date of this letter. We disclaim any obligation to advise the Board of Chicago Pizza or any person of any change in any fact or matter affecting our Opinion, which may come or be brought to our attention after the date of this Opinion.

    In performing its analysis, Houlihan made numerous assumptions with respect to industry performance, general business, market and financial conditions and other matters, many of which are beyond the control of Houlihan and Chicago Pizza. Any estimates contained in our analysis are not necessarily indicative of actual values or future results, which may be significantly more or less. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. The Houlihan Opinion is one of several factors being considered by the Board of Directors of Chicago Pizza in determining the terms of the Transaction. Consequently, the analysis described below should not be viewed as the sole consideration of the decision of the Board of Directors of Chicago Pizza or its management with respect to the fairness of the terms of the Transaction.

    The following summarizes the material analyses performed by Houlihan. In arriving at our Opinion, we did not attribute any particular weight to any analysis or factor that we considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

Transaction Pricing Multiples

    In determining fairness, Houlihan selected domestic acquisition transactions in the Restaurant / Craft Brewery industry that have occurred since June 1, 2000. The following table provides details of

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each acquisition that we used to derive transaction pricing multiples used as an indication of value of the Chicago Pizza common stock.

Date	Deal Type	Acquirer	Target	Transaction Value	Enterprise Value to Revenues		Enterprise Value to EBITDA		Equity Value to Earnings		Equity Value to Book Value
				($ in 000's)
10/25/00	MBO	Management Group	Uno Restaurant Corp. (UNO)	96,150	0.57	x	5.96	x	19.06	x	0.94	x
02/27/01	Private Placement	Institutional Investors	Buca Inc. (BUCA)	31,400	2.39		15.95		36.35		4.44
06/05/00	Acquisition	Caxton-Iseman Capital	Buffets Inc. (BOBC)	643,000	0.48		4.08		11.27		1.60
10/05/00	Acquisition	Bayshore Properties	Pancho's Mexican Buffet (PAMX)	7,350	0.09		5.66		N/A		0.48
12/20/00	Acquisition	Carrols Corporation	Taco Cabana, Inc. (TACO)	153,000	0.84		3.49		5.09		1.82
12/01/00	Acquisition	Landry's Seafood (LNY)	Rainforest Café (RAIN)	74,201	0.19		N/A		N/A		0.63
			Average	167,517	0.76		7.03		17.94		1.65
			Median	85,175	0.52	x	5.66	x	15.17	x	1.27	x

    We noted the comparison of the valuation multiples of Chicago Pizza implied by the Transaction relative to the implied valuation multiples from these guideline transactions.

Chicago Pizza		Guideline Transactions
			Average	Median
Enterprise Value/Revenues	0.48	Enterprise Value/Revenues	0.76	0.52
Enterprise Value/EBITDA	6.28	Enterprise Value/EBITDA	7.03	5.66
Equity Value/Adj. Earnings	21.03	Equity Value/Earnings	17.94	15.17
Equity Value/Book Value	1.21	Equity Value/Book Value	1.65	1.27

Note: earnings for Chicago Pizza have been normalized in the calculation of the P/E multiple above by applying a normalized tax rate to pretax earnings instead of utilizing the NOL carryforwards from prior years.

Guideline Group Stock Trading Multiple Analysis

    Houlihan compared selected operating and stock market results of Chicago Pizza to the publicly available corresponding data of the following companies that Houlihan determined were comparable to Chicago Pizza. These companies are as follows:

Ticker
Amarillo Mesquite Grill	MESQ.OB
Boston Restaurant Association	BRAI.OB
Big Buck Brewery & Stakehouse	BBUC
Eateries, Inc.	EATS
Roadhouse Grill Inc.	GRLL
Grill Concepts, Inc.	GRIL
Tumbleweed	TWED
Total Entertainment Restaurant	TENT
Uno Restaurant Corporation	UNO

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    The following table compares selected financial valuation multiples of Chicago Pizza with corresponding median data for the companies selected by Houlihan, which data is based on the trailing twelve months data from publicly filed SEC documents.

	Market Value to
					Enterprise Value to
	LTM Net Income		Book Value
					Revenues		EBITDA
Houlihan Smith Selected Company Average	30.45	x	1.15	x	0.25	x	6.18	x
Houlihan Smith Selected Company Median	28.50		0.97		0.28		5.29
Chicago Pizza	21.03	x	1.21	x	0.48	x	6.28	x

Note: earnings for Chicago Pizza have been normalized in the calculation of the P/E multiple above by applying a normalized tax rate to pretax earnings instead of utilizing the NOL carryforwards from prior years.

    As the above comparison indicates, the $2.50 per share price proposed in the Transaction values the Chicago Pizza within the general range of valuation of the guideline companies. All financial data in the comparisons utilizes trailing twelve-month results.

    No company or transaction used in the comparable company analysis described above is identical to Chicago Pizza. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Chicago Pizza is being compared. Mathematical analyses are not of themselves meaningful methods of using comparable transaction data or comparable company data.

Discounted Cash Flow Analysis

    Houlihan performed a discounted cash flow ("DCF") analysis for Chicago Pizza using management's projections on a stand-alone basis. Houlihan used the capital asset pricing model ("CAPM") to determine an appropriate cost of equity for Chicago Pizza. The estimated cost of equity was then weighted with the Company's after tax cost of debt at the projected market value debt-to-equity ratio of the Company. This analysis indicated a weighted average cost of capital (WACC) for the Company of approximately 11.5%. The discounted cash flow was calculated using the WACC as a discount rate and was comprised of the sum of the present values of:

  •
  The projected unlevered net free cash flows for the fiscal years 2001 through 2005 and

  •
  The capitalized perpetuity value of the anticipated future 2005 net free cash flow. The capitalization rate was calculated by subtracting an assumed long-term growth rate of 3% from the discount rate.

    The sum of the discounted cash flows and the present value of the perpetuity value is the value of the invested capital. Invested capital is the sum of all capital, both long-term debt and equity capital. The fair market value of the equity can be estimated by subtracting long-term debt from its invested capital. We applied both 35% and 40% discounts for lack of marketability to arrive at a range of indicated values of Chicago Pizza common shares held by BJC of approximately $1.87 to $2.02 on a per share basis.

    Even though Chicago Pizza is a listed stock on the NASDAQ Small Cap Market, the block of stock proposed to be purchased by BJC will not be registered and will be restricted pursuant to Securities and Exchange Commission ("SEC") Rule 144 according to the terms of the Purchase Agreement. BJC may also face blockage issues if an attempt is made to sell the shares on the open market, unless this sale was subject to a secondary offering conducted through an underwriter. Such a secondary offering is unlikely in the near future, and even if it became a viable option this time delay

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would still warrant a discount for the lack of marketability on present value terms. For these reasons, Houlihan applied a range of discounts for lack of marketability to the Equity Value of Chicago Pizza's common stock held by BJC.

Historical Stock Price Analysis

    Houlihan reviewed the daily closing market price and trading volume of CHGO common stock over the one-year period February 22, 2000 through February 22, 2001. We calculated total trading volumes at various closing trade ranges of each. The stock traded in a range of $1.375 to $3.59, and it closed at $2.875 the day before the announcement of the Transaction. Additionally, we noted that the dollar weighted average trading price over this period was $2.37.

Implied Option Analysis

    One final issue that Houlihan reviewed was the implied option that is granted to BJC in the Purchase Agreement by setting a second closing date at a later period of time at a fixed price per share. This gives BJC the right to purchase up to an additional 3.2 million shares of stock at $2.50 per share until August 15, 2001, or later if certain conditions are not met. The value of the implied option can be estimated using traditional options pricing models such as the Black Scholes option pricing formula.

    The option term of approximately four months, exercise price of $2.50 per share, and volatility of approximately 70% are easily obtainable from market sources or the Transaction itself. However, the current price of Chicago Pizza stock must be adjusted to reflect the lack of marketability while held by BJC. We have discounted the current stock price by 35-40% to determine the input to our final option pricing model. The result is a call option with an immaterial value relative to the total $8.0 million gross proceeds proposed in this financing. Accordingly, we have considered this issue but do not believe that it is unfair to the shareholders of Chicago pizza from a financial point of view.

    Our Opinion does not constitute a recommendation to the Board of Chicago Pizza to proceed with the Offering. This Opinion relates solely to the question of fairness to Chicago Pizza stockholders, from a financial point of view, as to the offering terms as defined in the Common Stock Purchase Agreement. Further, we express no opinion herein as to the structure, terms or effect of any other aspect of the offering.

    It is understood that this Opinion may be included in its entirety in a filing with the SEC or in shareholder communications. For purposes of this filing or communications, no summary of or excerpt from this Opinion may be used, and no published reference to this Opinion letter may be made without our prior express written approval, which shall not be unreasonably withheld.

    Houlihan, a National Association of Securities Dealers member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Houlihan will receive a non-contingent fee from Chicago Pizza relating to its services in providing this Opinion. In an engagement letter dated February 21, 2001 Chicago Pizza has agreed to indemnify Houlihan harmless if Houlihan with respect to Houlihan's services as follows:

      If Houlihan or any person or entity associated with Houlihan becomes involved in any way in any legal or administrative proceeding related to the services performed hereunder or the report, Chicago Pizza will indemnify, defend and hold Houlihan and any such person and / or entity harmless from all damage and expenses (including reasonable attorney's fees and expenses and court costs) incurred in connection therewith, except to the extent that a court having jurisdiction shall have determined in a

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  final judgment that such loss, claim, damage or liability resulted primarily from the gross negligence, bad faith, willful misfeasance, or reckless disregard of the obligations or duties of Houlihan hereunder.

    Based on the foregoing and such other factors as we deem relevant, we are of the opinion that the Transaction is fair, from a financial point of view to the stockholders of Chicago Pizza as of the date hereof.

Very truly yours,

Houlihan Smith & Company, Inc.

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CHICAGO PIZZA & BREWERY, INC.
16162 Beach Boulevard, Suite 100
Huntington Beach, California 92647

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JULY 18, 2001

  THE UNDERSIGNED HEREBY APPOINTS STANLEY B. SCHNEIDER AND BARRY J. GRUMMAN AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM OR EITHER OF THEM TO REPRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS OF CHICAGO PIZZA & BREWERY, INC. TO BE HELD AT 10:00 A.M. PACIFIC TIME, ON JULY 18, 2001, AT BJ'S RESTAURANT & BREWHOUSE LOCATED AT 16060 BEACH BOULEVARD, HUNTINGTON BEACH, CALIFORNIA, 92647, AND AT ANY ADJOURNMENT THEREOF AND TO VOTE ALL SHARES OF COMMON STOCK WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT SUCH MEETING AS FOLLOWS:

(1)	/ /	FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO CONTRARY BELOW)
	/ /	WITHHOLDING AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW
		PAUL A. MOTENKO, JEREMIAH J. HENNESSY, STEVEN C. LEONARD.	BARRY J. GRUMMAN, STANLEY B. SCHNEIDER,	JAMES A. DAL POZZO, SHANN M. BRASSFIELD,
(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE THE NOMINEE'S NAME LISTED ABOVE.)
(2)	TO APPROVE THE GRANT OF OPTIONS TO EACH OF PAUL MOTENKO AND JEREMIAH J. HENNESSY EXERCISABLE FOR UP TO 330,679 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $2.75 PER SHARE:
		/ / FOR	/ / AGAINST	/ / ABSTAIN
(3)	TO APPROVE THE SALE OF UP TO 3.2 MILLION SHARES OF COMMON STOCK TO BJ CHICAGO, LLC AT A PURCHASE PRICE OF $2.50 PER SHARE AT ANY TIME ON OR PRIOR TO august 15, 2001:
	/ / FOR	/ / AGAINST	/ / ABSTAIN

(Continued and to be Signed on the Other Side)

(Continued from Reverse Side)

(4)	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, L.L.P., AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2001.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
(5)	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND AS THE PROXY HOLDER(S) SHALL DETERMINE WITH RESPECT TO ANY OTHER PROPOSAL THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

DATED:	, 2001
SIGNATURE OF SHAREHOLDER
SIGNATURE(S) IF HELD JOINTLY

THIS PROXY SHOULD BE SIGNED EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD BOTH SIGN. IF SIGNED BY EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHER PERSONS SIGNING IN REPRESENTATIVE CAPACITY, THEY SHOULD GIVE FULL TITLES.

PLEASE READ, COMPLETE, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
SOLICITATION AND REVOCATION OF PROXIES
SHAREHOLDERS' VOTING RIGHTS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
NOMINATION AND ELECTION OF DIRECTORS (PROPOSAL NO. 1 ON PROXY CARD)
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES THEREOF
EXECUTIVE COMPENSATION AND OTHER MATTERS
OPTION GRANTS DURING 2000
OPTION EXERCISES IN FISCAL 2000 AND YEAR-END OPTION VALUES
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG CHICAGO PIZZA & BREWERY, S&P MARKET INDEX AND MG GROUP INDEX
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
APPROVAL OF EXECUTIVE OPTIONS (PROPOSAL NO. 2 ON PROXY CARD)
APPROVAL OF SALE OF UP TO 3.2 MILLION SHARES OF COMMON STOCK TO BJ CHICAGO, LLC (PROPOSAL NO. 3 ON PROXY CARD)
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS (PROPOSAL NO. 4 ON PROXY CARD)
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
ANNUAL REPORT TO SHAREHOLDERS
OTHER MATTERS
ANNUAL REPORT ON FORM 10-K
  Appendix A
Chicago Pizza & Brewery, Inc. Audit Committee Charter
  Appendix B
OPTION AGREEMENT
  Appendix C